UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Riverfront Boulevard Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 791-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As reported earlier, on November 15, 2012, Sealed Air Corporation (the “Company”) entered into a restatement agreement (the “Restatement Agreement”) whereby its senior secured credit facility was amended and restated (the “Amended and Restated Credit Agreement”) with the lenders party thereto, Citibank, N.A., as agent, and the other agents party thereto. The changes provide that (i) the term loan B facilities were refinanced with a $609.5 million term loan B dollar tranche and a €150 million term loan B euro tranche and in connection therewith the interest margin on the dollar tranche was decreased by 0.75% and the interest margin on the euro tranche was decreased by 1.0%, (ii) the Japanese term loan A facility will be refinanced on substantially the same terms, in the smaller principal amount of ¥6.4 billion, (iii) the financial maintenance covenant of Consolidated Net Debt to Consolidated EBITDA (as defined in the credit facilities) was adjusted to provide additional flexibility for the Company and (iv) other amendments were implemented. The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Restatement Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein and (ii) the Amended and Restated Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

Secondary Offering

On November 14, 2012, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) and Commercial Markets Holdco, LLC (the “Selling Stockholder”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholder agreed to sell, and the Underwriter agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 15,026,665 shares of the Company’s common stock as described in the Prospectus Supplement dated November 13, 2012, which was filed pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-177130) on November 13, 2012 (the “Offering”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

On November 13, 2012, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 14, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

On November 19, 2012, the Company closed the Offering and issued a press release announcing the closing of the Offering. The Company did not receive any proceeds from the Offering. A copy of the press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Senior Notes Offering

On November 15, 2012, the Company announced the pricing of its offering (the “Notes Offering”) of $425 million aggregate principal amount of 6.50% senior notes due 2020 (the “Notes”). Sealed Air intends to use the net proceeds from this offering, along with cash on hand, to repurchase, redeem or satisfy and discharge all of its outstanding 5.625% Senior Notes due 2013. The Company will not be offering the senior notes due 2022 as previously announced, and, as discussed below, has terminated the cash tender offer to purchase any and all outstanding $400 million in aggregate principal amount of 7.875% Senior Notes of the Company due 2017 (the “2017 Notes”). Net proceeds from the sale of the Notes, after underwriting discounts and commissions and the Company’s estimated fees and expenses, is expected to be approximately $416 million. The Company expects the Notes Offering to close on November 28, 2012, subject to customary closing conditions. A copy of the press release, dated November 15, 2012, announcing the pricing of the Notes Offering is attached as Exhibit 99.4 hereto and is incorporated herein by reference.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Termination of the Tender Offer and Consent Solicitation for the 2017 Notes

On November 15, 2012, the Company announced that it has terminated (the “Termination”) its previously announced cash tender offer to purchase any and all outstanding $400 million in aggregate principal amount of the 2017 Notes and the related consent solicitation with respect to the indenture governing the 2017 Notes on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 13, 2012 (as it may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent. All 2017 Notes previously tendered and not withdrawn will be promptly returned to their respective tendering holders.

The Company’s previously announced cash tender offer to purchase any and all outstanding $400 million in aggregate principal amount of 5.625% Senior Notes due 2013 of the Company (the “2013 Notes”) and the related consent solicitation with respect to the indenture governing the 2013 Notes is not being terminated, but the minimum amount of aggregate proceeds of the Company’s previously announced new notes offering required to satisfy the financing condition with respect to the 2013 Notes is being reduced from $800 million to $400 million. In addition to the change to the financing condition, the complete terms and conditions of the offer for the 2013 Notes are set forth in the Statement and remain in full force and effect. A copy of the press release related to the Termination is filed as Exhibit 99.5 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the information furnished herein contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. Examples of these forward-looking statements include 2012 financial expectations and assumptions associated with our 2011-2014 Integration & Optimization Program, availability and pricing of raw materials, success of our growth programs, economic conditions, and the success of pricing actions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and international economic and political conditions affecting packaging utilization; changes in our raw material and energy costs; credit ratings; competitive conditions and contract terms;

currency translation and devaluation effects, including Venezuela; the success of our financial growth, profitability and manufacturing strategies and our cost reduction and productivity efforts; the effects of animal and food-related health issues; pandemics; environmental matters; regulatory actions and legal matters; and the successful integration of Diversey. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated November 14, 2012, by and among Sealed Air Corporation, Barclays Capital Inc. and Commercial Markets Holdco, LLC.

10.1	Restatement Agreement, dated November 15, 2012, by and among Sealed Air Corporation and certain subsidiaries of Sealed Air Corporation party thereto, the lenders party thereto, Citibank, N.A., as agent and other agents party thereto.

10.2	Amended and Restated Syndicated Facility Agreement, dated November 15, 2012, by and among Sealed Air Corporation and certain subsidiaries of Sealed Air Corporation party thereto, the lenders party thereto, Citibank, N.A., as agent and other agents party thereto.

99.1	Press release, dated November 13, 2012, announcing the Offering.

99.2	Press release, dated November 14, 2012, announcing the pricing of the Offering.

99.3	Press release, dated November 19, 2012, announcing the closing of the Offering.

99.4	Press release, dated November 15, 2012, announcing the pricing of the Notes Offering.

99.5	Press release, dated November 15, 2012, announcing the termination of the tender offer for the 2017 Notes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

Date: November 19, 2012	By:	/s/ Tod S. Christie
Name: Tod S. Christie

Title: Treasurer

Exhibit Index

1.1	Underwriting Agreement, dated November 14, 2012, by and among Sealed Air Corporation, Barclays Capital Inc. and Commercial Markets Holdco, LLC.

10.1	Restatement Agreement, dated November 15, 2012, by and among Sealed Air Corporation and certain subsidiaries of Sealed Air Corporation party thereto, the lenders party thereto, Citibank, N.A., as agent and other agents party thereto.

10.2	Amended and Restated Syndicated Facility Agreement, dated November 15, 2012, by and among Sealed Air Corporation and certain subsidiaries of Sealed Air Corporation party thereto, the lenders party thereto, Citibank, N.A., as agent and other agents party thereto.

99.1	Press release, dated November 13, 2012, announcing the Offering.

99.2	Press release, dated November 14, 2012, announcing the pricing of the Offering.

99.3	Press release, dated November 19, 2012, announcing the closing of the Offering.

99.4	Press release, dated November 15, 2012, announcing the pricing of the Notes Offering.

99.5	Press release, dated November 15, 2012, announcing the termination of the tender offer for the 2017 Notes.